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                                                                      Exhibit 99
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www.asiaglobalcrossing.com


                                                                   PRESS RELEASE

[ASIA GLOBAL CROSSING LOGO]

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     ASIA GLOBAL CROSSING TO PURCHASE FINANCIAL MARKETS BUSINESS IN ASIA AND
      TERRITORIAL RIGHTS TO AUSTRALIA AND NEW ZEALAND FROM GLOBAL CROSSING

-        Acquires Asian Operations of Global Crossing subsidiaries IXnet and IPC

-        Expands Territory to include Australia and New Zealand

-        Accelerates Data Services Business Plan


HONG KONG AND HAMILTON, BERMUDA - JUNE 18, 2001 - Asia Global Crossing (Nasdaq:
AGCX) and Global Crossing (NYSE: GX) today announced that Asia Global Crossing has agreed to acquire the Asian operations of IXnet and IPC as well as the territorial rights to Australia and New Zealand from its parent company Global Crossing in exchange for approximately 26.8 million shares of Asia Global Crossing.

Chief Executive Officer of Asia Global Crossing John Legere said, "The acquisition of these operations and territorial rights is an exciting and logical move for Asia Global Crossing that will significantly accelerate our data services business plan. Upon closing, we will immediately expand our multinational customer base, more than double data services revenue, and add a critical mass of sales and engineering talent. Today, with this transaction, we offer a broader array of services in eight countries -- Australia, Hong Kong, Japan, Korea, Malaysia, the Philippines, Singapore and Taiwan."

"Asia Global Crossing will be able to leverage IXnet's already strong position in the region, especially in Australia and New Zealand, which are untapped markets for us," said Legere. "We are already building and offering data services over one of the most extensive networks in Asia. Adding Australia and New Zealand to our territory is a natural extension of our footprint and will allow us to better serve carrier and multinational corporate customers that need connectivity and data services throughout Asia. We believe Australia could quickly become our third largest market for data services. Already we have accelerated the deployment of our IP node in Australia. The installation will be complete and we will be offering IP transit, IPLC, ATM and frame relay services in the end of the third quarter of this year."

Under the terms of the agreement, Asia Global Crossing will exchange 26,822,558 of its Class B shares for the Asian operations of IXnet and IPC, as well as the territorial rights in Australia and New Zealand. The company will account for the transaction equivalently to a pooling of interests since the entities are under the common control of Global Crossing. Accordingly, Asia Global Crossing will re-state its financial statements from the third quarter 2000 forward.

Asia Global Crossing expects to generate more than $100 million of incremental data services revenue over the next 24 months as a result of the transaction. Data services revenue pro forma for this transaction is now expected to account for approximately 9 percent of the company's Proportionate Cash Revenue for 2001, up from 4 percent, and reach 16 percent in 2002, up from 10 percent.
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As a result of the agreement, Asia Global Crossing will add more than 140 multinational companies to its current roster of over 40 data services customers. IXnet customers include American Express, Goldman Sachs, JP Morgan Chase, Mitsui, National Australia Bank, Salomon Smith Barney and State Street.

Asia Global Crossing will also add 40 points of presence (PoPs) in 11 countries throughout the region, as well as operations in eight of these countries, including a network operating center in Sydney.

Additionally, upon closing, approximately 160 employees from IXnet and IPC will join more than 200 existing Asia Global Crossing employees. Asia Global Crossing, IXnet and IPC offices in each country will be combined to maximize operational synergies.

The transaction has been approved by both boards of directors and is expected to close by the end of this month.

Global Crossing purchased both IXnet and IPC in June 2000.

Incremental financial impacts resulting from this transaction are as follows:

                                   SERVICES/IXnet*            IPC                  COMBINED
                                   ---------------            ---                  --------
2001 REVENUE                      $30 - 35 Million         $5 Million          $35 - 40 Million
2001 EBITDA                       N/A                      N/A                 $(20 - 25) Million
2001 CAPEX                        N/A                      N/A                 $15 - 20 Million
2001 Q2 REVENUE                   N/A                      N/A                 $7 Million
2001 Q2 EBITDA                    N/A                      N/A                 $(8) Million
2002 REVENUE                      N/A                      N/A                 $65 Million
2001 - 2005 REVENUE CAGR          50%+                     20%+                N/A
2005 - 2010 REVENUE CAGR          15 - 20%                 5%+                 N/A
LONG TERM EBITDA MARGIN           35%                      25%                 N/A

*EBITDA positive and Free Cash Flow positive in 2003


ABOUT IXNET AND IPC

IXnet provides desktop-to-desktop broadband data and voice services to financial institutions and multinational corporations. The company has more than 700 customers and presence in 38 countries worldwide. IPC is the leading provider of sophisticated desktop trading systems to the global financial community with operations in these same countries and an estimated 60 percent share of the worldwide market.

ABOUT GLOBAL CROSSING

Global Crossing Ltd. (NYSE:GX) provides integrated telecommunications solutions over the world's most extensive global IP-based fiber optic network, which will have more than 100,000 route miles, reaching five continents, 27 countries and more than 200 major cities by mid-2001. Global Crossing serves many of the world's largest corporations, providing a full range of managed data and voice products and services. Global Crossing operates throughout the Americas, Europe, and the Asia/Pacific region, and provides services in Asia through its subsidiary, Asia Global Crossing. Global Crossing Solutions provides integrated telecommunications solutions, including network outsourcing, to large global enterprises. Please visit www.globalcrossing.com for more information.


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ABOUT ASIA GLOBAL CROSSING

Asia Global Crossing (NASDAQ: AGCX), a public company whose largest shareholders include Global Crossing (NYSE: GX), Softbank (Tokyo Stock Exchange: 9984), and Microsoft (Nasdaq: MSFT), provides the Asia Pacific region with a full range of integrated telecommunications and IP services. Through a combination of undersea cables, terrestrial networks, city fiber rings and complex web hosting data centers, Asia Global Crossing is building one of the first truly pan-Asian networks, which, in combination with the worldwide Global Crossing Network, will provide the Asia Pacific region with seamless access to major business centers worldwide. As part of its strategy to provide city-to-city connectivity, Asia Global Crossing partners with leading companies in each country it connects to provide backhaul networks. Please visit www.asiaglobalcrossing.com for more information.

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Statements made in this press release that state the Company's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include: the ability to complete systems within currently estimated time frames and budgets; the ability to compete effectively in a rapidly evolving and price competitive marketplace; changes in the nature of telecommunications regulation in the United States, Asia, and other countries and regions; changes in business strategy; the successful integration of newly-acquired businesses; the impact of technological change; and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. One is cautioned not to put undue reliance on such forward-looking statements, which speak only as of the date of this press release. Asia Global Crossing expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION

ASIA GLOBAL CROSSING

Investor contact: Jensen Chow (Los Angeles CA), +1 310 385 5283, jensen.chow@asiaglobalcrossing.com.

Press contact: Madelyn Smith (Los Angeles CA), +1 310 385 3816, madelyn.smith@asiaglobalcrossing.com.

General information: www.asiaglobalcrossing.com.


To be added/removed from Asia Global Crossing's E-MAIL distribution, please visit: http://www.asiaglobalcrossing.com/investors/e_mail_distribution/index.htm

To be added/removed from Asia Global Crossing's FAX distribution, please call +1 213 244 9031 or email agcxinvest@globalcrossing.com


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